UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) June 10, 2002
                                                           -------------


                               RADISYS CORPORATION

            Oregon                   0-26844                  93-0945232
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(State or other jurisdiction of   (Commission                (IRS Employer
 incorporation or organization)      File No.)               Identification No.)


5445 NE Dawson Creek Drive, Hillsboro, OR                        97124
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(Address of principal executive offices)                       (Zip Code)


                                 (503) 615-1100
                                 ---------------
              (Registrant's telephone number, including area code)


                                    No Change
                                   ----------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

         On June 10, 2002, RadiSys Corporation (the "Company") issued a press release announcing that the Company is taking actions to improve its cost structure. These actions are expected to result in charges of approximately $5 million to $6 million for the second quarter of 2002, and include a reduction in the Company's workforce. The Company also announced the resignation of Dr. Glenford J. Myers from the Company's board of directors, and that severance-related expenses of approximately $1.1 million will be recorded in the second quarter of 2002 in connection with Dr. Myers' separation from the Company. The Company's press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.
                  --------

                  99.1     Press release dated June 10, 2002.












































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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   June 10, 2002.

                               RADISYS CORPORATION



                               By:/s/Julia Harper
                                  ---------------------
                                  Julia Harper
                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit           Description

   99.1           Press release dated June 10, 2002.

                                                                    EXHIBIT 99.1

RadiSys Reiterates Q2 Guidance and Provides Details on Restructuring and Other
------------------------------------------------------------------------------
Charges
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HILLSBORO, OR - June 10, 2002 - RadiSys Corporation (Nasdaq: RSYS) announced today that it is still comfortable with its original Q2 guidance of revenue and a net loss similar to that of last quarter but is taking additional actions to improve its cost structure. These actions will result in a restructuring charge this quarter in the range of $5 to $6 million. The cash component of the charge will be about $5 million. The identified actions are expected to result in quarterly savings of about $2.5 million once fully implemented in Q4 of this year. The restructuring charge will include net workforce reductions of approximately 80 employees, consolidating the Houston, Texas design center to other sites and consolidating some of the sales and service offices.

"I believe the actions we are taking will assist us in our goal to be profitable at current revenue levels by Q4 of this year," stated Ron Dilbeck, CEO. "We also believe that the actions we are taking will maintain our current level of focus and attention on our strategic investments. These current reductions mainly eliminate redundant infrastructure, thus we don't anticipate these actions jeopardizing any projects or revenue streams."

On a separate note, effective June 5, Dr. Glenford Myers, former Chairman and CEO, has resigned from the RadiSys Board of Directors. Severance-related expenses of approximately $1.1 million will be recorded in the current quarter in conjunction with Dr. Myers' separation from the Company.

All further details of the current quarter will be addressed in the Company's press release and conference call currently scheduled for after the market close on July 17th, 2002.

RadiSys is a registered trademark. All other products are trademarks or registered trademarks of their respective companies.

This press release contains forward-looking statements, including the statements concerning the non-recurring charges and the estimated savings from those charges. Mr. Dilbeck's statements about the Company's expectations for Q4 revenues and profitability are also forward-looking statements. Actual results could differ materially from those projected in these forward-looking statements as a result of a number of risk factors, including business conditions in the general economy and in the markets RadiSys serves, particularly the communications markets; changes in customer order patterns or inventory levels; dependence on the relationship with Intel Corporation and its products; lower than expected or delayed sales by RadiSys' customers in the communications market; lower than expected design wins with key OEMs; failure of leading OEMs to incorporate RadiSys' solutions in successful products; schedule delays or cancellations in design wins; excess manufacturing capacity; execution of the development or production ramp for design wins; inability to successfully consolidate redundant offices and service operations; deliveries of products containing errors, defects and bugs; dependence on a limited number of suppliers or, in some cases, one supplier for components and equipment used to manufacture products; competition in the building block markets for internet and communications, electronics assembly and medical equipment, which may lead to lower than expected sales prices for RadiSys' products or reduced sales volume; political, economic and regulatory risks associated with international operations, including interest rate and currency exchange rate fluctuations; the impact of rapid technological and market change; the inability to protect RadiSys' intellectual property or successfully to defend against infringement claims by others; availability of qualified personnel, including at the most senior management levels; technological difficulties and resource constraints encountered in developing new products; difficulty or inability to meet RadiSys' obligations to repay indebtedness; political unrest or instability; disruptions in the general economy and in the Company's business, including disruptions of cash flow and the Company's normal operations, that may result from terrorist attacks or armed conflict; and other risk factors listed from time to time in RadiSys' SEC reports, including those listed under "Risk Factors" in RadiSys' Annual Report on Form 10-K for the year ended December 31, 2001 and subsequently filed reports. Although forward-looking statements help provide complete information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable that historical information.

This press release speaks as of its date only and is not subject to update by the Company. Following the publication of this press release until the date RadiSys issues its next quarterly earnings release, currently scheduled for July 17, 2002, RadiSys representatives will not comment on RadiSys' financial results or expectations.

To obtain copies of the press release and other Company material please visit the web-site at www.radisys.com or contact investor relations at investor.relations@radisys.com or call the RadiSys Investor Line at 1-503-615-RSYS.

To receive these releases via email, visit our web page at www.radisys.com and subscribe to our electronic mailing list.